THE READER'S DIGEST ASSOCIATION, INC.
MARCH 21, 2002 TELECONFERENCE WITH ANALYSTS AND INVESTORS

REMARKS OF THOMAS O. RYDER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AND MICHAEL
S. GELTZEILER, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

[Remarks of Thomas O. Ryder]


SLIDE 1 - FORWARD-LOOKING STATEMENT
-----------------------------------

This presentation, including our comments and answers to questions, may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. Some of these risks and uncertainties include factors relating to the ability to integrate the acquired company's business successfully and realize expected synergies, the continued strength of the acquired company's relationships with its employees, suppliers and customers, and the accuracy of the basis for forecasts relating to the acquired company's business. Our filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

SLIDE 2 - PROPERTY LOGOS
------------------------

Hello.

In yesterday's New York Times there was an article about "Taste of Home" magazine on the front page of the Dining Section. This was a happy coincidence. As it turns out, the Times's food writer, Regina Schrambling, has been a "Taste of Home" subscriber for years. She's called it "America's real foodie magazine" and documented its remarkable success story. I am delighted to tell you that we have now become part of that story - by signing a definitive agreement to acquire Reiman Publications, the owner of Taste of Home.

Like Regina, Reader's Digest has also followed Reiman with interest, for years. Most publishers have. Reiman is fascinating. It publishes some remarkably successful publications, using a business model built around an unusually close relationship with its customers. Reiman makes a lot of money - without depending on advertising, newsstand sales or expensive sweepstakes promotions. It is privately held. It keeps a low corporate profile.

I call Reiman, "The world's best publishing company you never heard of."


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SLIDE 3 - RDA CORPORATE STRATEGY
--------------------------------

For the past four years, we have operated from a corporate strategy to strengthen the Reader's Digest franchise, while also building for long-term growth. Most of you are familiar with the key elements in this strategy. We are revitalizing Reader's Digest magazine in the U.S. and around the world. Developing new marketing channels outside of sweepstakes direct mail. Expanding in areas of interest that leverage our brand trust and customer base. Introducing new products, beyond publishing. And expanding geographically, taking what works in one country and bringing it to others.

SLIDE 4 - STRATEGIC RATIONALE
-----------------------------

When we looked at Reiman Publications, we saw a company that could help us to execute our growth strategy in several ways. Reiman will provide us with access to millions of desirable new customers, to revitalize and grow our U.S. database. It will expand the distribution of our existing product lines to new channels. And, by the way, Reader's Digest can do those same things for Reiman.

Reiman will also help Reader's Digest reduce its dependence on sweepstakes. Perhaps most important, Reiman has perfected a low-cost, low-risk method of creating and introducing new products, based on direct communication with customers.

SLIDE 5 - REIMAN IS THE PERFECT FIT FOR RDA
-------------------------------------------

Reiman is a perfect fit.  Strategically, as well as culturally.

At Reader's Digest, we focus on "Home, Health, Family, Faith and Finance." That describes Reiman, too. This is a company that has its finger on the pulse of a large and growing North American customer base. It understands people and the way they live. It listens. And it delivers. The principles that Reiman stands for are very much like those we encourage and treasure most in Reader's Digest.

We see a remarkable compatibility between our two companies, in terms of products, customers, the way we relate to customers, and our values.

SLIDE 6 - OVERVIEW OF REIMAN PUBLICATIONS
-----------------------------------------

What is Reiman Publications? Reiman is a leading North American publisher of magazines, books and merchandise focused on people and their lifestyles - we are talking about cooking, country life, gardening, crafts and nostalgia.

Let me tell you just a bit about the man who started the company back in 1964. Roy Reiman had a vision. He grew up on a farm in Iowa, and he understood farmers. His early publishing efforts focused on them and their families. He imagined a relationship between publisher and customer that had never existed before. He published magazines with articles and photos submitted by his customers. He created new products based on

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suggestions from those same loyal customers. He treated them with respect, and he built a relationship that developed into a franchise.

This franchise makes money. Annual revenues are in excess of $300 million, with EBITDA margins of about 23 percent.

SLIDE 7 - MAGAZINES (60 PERCENT OF REVENUES)
--------------------------------------------

Reiman created a unique publishing model. Their magazines do not carry outside advertising. Circulation is acquired mostly through direct marketing. This makes Reiman a successful direct-to-consumer company. The end user is also the primary customer.

Let's look at the magazines. Twelve bi-monthly titles have an aggregate circulation of 16 million copies. Five magazines are in the top 100 in the United States in circulation.

Taste of Home is the nation's leading food magazine, bigger in circulation than Bon Appetit, Food and Wine, Gourmet and Cooking Light combined. Taste of Home has 4.6 million subscribers. This magazine has been developed into a franchise of its own, leading to spin-offs such as Quick Cooking and Light & Tasty magazines, as well as cookbooks and other products. By the way, Quick Cooking and Light and Tasty--the spinoffs--have an additional 4 million subscribers, making Reiman America's leading food publisher, by far. Taste of Home traveling cooking schools visit more than 250 cities each year. Beginning this fall, there will be an annual Taste of Home expo in Milwaukee. The brand recently signed an agreement to license cookware.

Other Reiman titles include Country, Birds & Blooms, Reminisce and Country Discoveries. Reiman publishes books. It has a mail-order business... a retail gifts center... a travel business... and, it uses the Web to sell a variety of products online.

SLIDE 8 - MAGAZINE CIRCULATION
------------------------------

Reiman's total circulation has grown consistently during the past decade. The success of one product line feeds the growth of others. Taste of Home, a big profit driver today, was created several years ago in response to suggestions made by readers of Country Woman. We see opportunities to launch new magazines in several different areas of interest like Do-it-Yourself, health and other categories, including magazines Reiman could create around Reader's Digest franchises.

SLIDE 9 - BOOKS (22 PERCENT OF REVENUES)
----------------------------------------

Reiman also published 18 books, with combined sales of 4 million copies. These sales were generated from its proprietary database of 32 million individuals. This business is growing. Sales of $30 million in 1998 more than doubled by 2001.

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Reiman's magazines are its primary source for new orders and renewals. Annual books - the kind of continuity products that we are developing at Reader's Digest - are responsible for 90 percent of the unit volume. And, a full 60 percent of these sales are renewals.

The books flow from the magazines. The largest-selling title is the Taste of Home Annual. It has sold 1.5 million copies. By the way, their books tend to sell out. Inventory risk is managed with the help of ancillary channels like their catalog business and company store.

SLIDE 10 - OTHER BUSINESSES (18 PERCENT OF REVENUES)
----------------------------------------------------

Reiman behaves like a franchise company. About 18 percent of its business comes from spin-offs. Examples include their country store... global travel tours... Taste of Home cooking schools... and licensing agreements.

Speaking of the company store, last year more than 150,000 customers and guests made the pilgrimage to Greendale, Wisconsin, to see the Reiman campus and buy items from the store. One of them, by the way, was the aforementioned Editor from The New York Times Dining Section. Imagine the dedication of those customers. And, thousands of others have gone on travel tours with Reiman.

SLIDE 11 - THE DATABASE
-----------------------

Reiman has a database of 32 million customers in the United States and Canada. They live all over, but are concentrated in the Midwest, mid-Atlantic and Mountain states.

About 85 percent of Reiman customers are women. Many customers live in the country. But, surprisingly, just like the Food Editor of the New York Times, about half of the customers live in urban and suburban counties. These are people who love the country - its life, its scenery, and its food. And that suburbanization has been a key to growing the company. The median age is baby boomer, mid-fifties.... young people like Bruce Springsteen - or me.

When we look at the customer databases of Reader's Digest and Reiman, they total more than 80 million customers. The duplication factor is low. Fifty-nine percent, or 19 million of their customers, are not yet our customers. A full 77 percent, or 25 million people, have never purchased Reader's Digest magazine. And 55 percent, or 15 million, have never purchased one of our books. That's a lot of opportunity.

SLIDE 12- UNIQUE BUSINESS MODEL (REVENUE)
-----------------------------------------

Let's talk about the Reiman business model. I am going to describe three aspects of the business model that make it unique.

First, Revenue.

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About 60 percent of their revenue comes from magazines. 22 percent from books.
And, 18 percent from other products and activities.

Reiman has a direct-to-consumer model. Cash flows are strong. Fifty percent of orders come in with a cash payment. And more than 50 percent are subscriptions for more than one year.

I mentioned that Reiman sells hardly any advertising. There are no outside ads in its magazines. The publications arrive polly-bagged, and sometimes Reiman inserts coupon booklets into the plastic.

SLIDE 13 - UNIQUE BUSINESS MODEL (EDITORIAL)
--------------------------------------------

Now, Editorial.

More than 85 percent of the content is contributed by readers. People, at home, taking the time to write things down, clips things out, and mail them to Wisconsin.

Think of the interactivity. Think of the high involvement. The readers use Reiman's products to share their personal stories, moving well beyond the typical magazine experience.

This customer involvement helps Reiman build its franchise. They test new ideas and titles using subscribers of existing magazines. They mention the projects in editorial prior to publication, and promote them in special inserts.
This has given Reiman the ability to launch new products with minimal cost and a high probability of success.

SLIDE 14 - UNIQUE BUSINESS MODEL (PROMOTION/ DISTRIBUTION)
----------------------------------------------------------

Promotion and Distribution.

First of all, as I mentioned, Reiman does not rely on big, cash sweepstakes promotions.

Distribution costs are low, due to so-called "ride-along" mailings. New titles are mailed with existing titles. Book promotion and catalogs are distributed with magazines. All this helps keep costs-per-order low, for both magazines and books.

SLIDE 15 - UNIQUE BUSINESS MODEL (STAND-ALONE BENEFITS)
-------------------------------------------------------

The unique attributes in Revenue, Editorial, Promotion and Distribution mean that Reiman will bring value to Reader's Digest from Day One - long before we begin to explore synergies. On a stand-alone basis, Reiman represents a good return on investment. It also has: modest investment requirements... a low-cost business model... high margins... significant free cash flow... and new product launch opportunities.

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SLIDE 16 - PRIMARY GROWTH DRIVERS
---------------------------------

Reiman is a strong business on its own. But I am even more excited about its potential once it becomes part of Reader's Digest. We see the potential for new magazine launches in categories like Do-it-Yourself, Home Decorating and Landscaping. We see additional book annuals, created from existing and new magazine titles. We see expansion of merchandising opportunities. We see geographic expansion of the cooking classes and expos. In addition, we see licensing of cooking and gardening brands, opening up new marketing opportunities.

We will contribute to Reiman's marketing, helping with cross-promotion, list-selection and supply-chain management. Reiman will have access to our U.S. database. And, while Reiman's magazines do not carry advertising, with our help they may create special advertising vehicles outside of the magazines.

SLIDE 17 - SYNERGIES WITH RDA
-----------------------------

The benefits of this acquisition multiply for the Digest once the potential synergies kick in. This is the icing on the cake, because it is where the deal really helps drive up margins.

Let me give you some examples. We can use Reiman's database to cross-promote our products. (Their management has demonstrated exceptional skills in non-sweepstakes direct marketing, and we believe those skills are transferable to our other businesses.) We can use Reiman's catalog of content, which may be repurposed in Reader's Digest books - and sold through channels like retail, catalogs and Books Are Fun. We believe that there is potential to take Reiman's business model overseas, as we have also begun to do with Books Are Fun and QSP.

SLIDE 18 - REDUCED DIRECT MAIL EXPOSURE TO SWEEPSTAKES
------------------------------------------------------

Let me illustrate the degree to which Reiman will help us reduce our reliance on sweepstakes. If you look at the direct-mail portion of our U.S. business, about 60 percent of revenues last year were generated using sweepstakes direct mail. With Reiman added, that ratio flips to 40 percent. The figures are more dramatic when you look at operating profit. About 60 percent of our direct-mail profit came from sweeps-related promotions in Fiscal 2001, but with Reiman the number drops to 20 percent. In other words, based on Fiscal 2001, 80 percent of our U.S. operating profits from direct mail could be generated without the use of those sweepstakes.

SLIDE 19 - SIGNIFICANT CROSS-MARKETING OPPORTUNITIES
----------------------------------------------------

When we talk about synergies, we see benefits flowing both ways. We will sell Reader's Digest Products to Reiman customers, and Reiman products to Digest customers. We

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will also use Reiman products in new approaches to reactivate our inactive customers and vice-versa.

SLIDE 20 - SIGNIFICANT CROSS-MARKETING OPPORTUNITIES (CHARTS)
-------------------------------------------------------------

Consider how fertile this relationship will be when we start connecting the dots. We should be able to move successful products back and forth, reaching best customers in each of our respective databases. Reiman generates 3 million new customers a year, which should help Reader's Digest to increase its new-customer intake by about 50 percent.

SLIDE 21 - NEW PRODUCT DEVELOPMENT
----------------------------------

We believe the cross-pollination will facilitate new-product development. We will be able to approach Reiman customers with Digest content, in areas like Health, Do-it-Yourself, computers, games, puzzles or vocabulary. Reiman will be able to approach Reader's Digest customers with content like recipes, cooking and gardening. We believe the likelihood of success will be high, given that we can closely match the interests and affinities of our respective customers.

SLIDE 22 - INTERNATIONAL EXPANSION OPPORTUNITIES
------------------------------------------------

We plan to replicate the Reiman model outside of the United States, including the unique way that Reiman involves readers in the development of content. Reiman will benefit from the international resources of Reader's Digest, including our local offices and our global database.

SLIDE 23 - LEVERAGE BEST PRACTICES
----------------------------------

We plan to learn from one another, and share "best practices." We will improve the customer selection process in our direct mail by combining information. We will tap the Digest's marketing and database expertise to help Reiman improve promotions. We will help Reiman strengthen supply-chain management by leveraging the Digest's relationships and buying power. We also intend to help Reiman negotiate lower paper costs, improved merchandise purchasing and reduced printing costs.

SLIDE 24 - LEVERAGE BEST PRACTICES (CONTINUED)
----------------------------------------------

We will provide new sales channels for Reiman products through Books Are Fun and QSP. We will use the Digest's relationships with advertisers to create new opportunities for Reiman. Think pharmaceuticals. Think packaged goods. Think food products. We also will help Reiman with new circulation and promotion techniques, including newsstand sales, gift subscriptions and renewals. We can use their store and catalogs for the sale of Digest products.

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SLIDE 25 - SUMMARY
------------------

This deal satisfies virtually every one of our criteria for acquisitions. We believe it will bring dependable cash flow. Long-term growth potential. End-user revenue. New distribution channels. A new database of potential customers. New products. Operational synergies. And compatible customers, products and values.

Reiman not only is a strong stand-alone business, but it brings with it an approach to marketing that I believe will help us significantly with our other businesses. Even as we work to fix BHE in the U.S. - and unhitch the sweepstakes engine that drove us for many years - we will be embracing a new approach to products and marketing.

When I came to Reader's Digest, the company earned $100 million in operating profits. Earnings had declined sharply for three consecutive years. After 1998, we made significant improvements to earnings, although we are currently in what anyone would call a truly dreadful year for the media business. Next year, after this acquisition, we will have in place three smaller businesses - QSP, BAF and Reiman - which together should produce $1 billion in U.S. revenues, and $175 to $190 million in EBITDA. We expect that they will grow at a rate in excess of 10 percent. And, that they will provide support to--and be supported by--a core business that has a lot of fight and earnings in it yet.

That's the strategy.

I am enthusiastic about Reiman Publications. I believe that the acquisition will strengthen our business and increase shareholder value. Just as important, it will provide a wealth of opportunity for growth. It is not often that a business fit like this comes along, and I can tell you that it was not difficult for us to recognize this. Mike Geltzeiler will now talk about financing.



[Remarks of Michael S. Geltzeiler]

Thanks Tom,

With the remaining two slides, I will briefly summarize the financial impact of this transaction and our plans to fund the acquisition.

SLIDE 27
--------

We project the acquisition to be marginally GAAP EPS accretive for fiscal 2003, increasing in subsequent years as the business grows and synergies are realized.

As is typical in publishing transactions, we expect to recognize a number of intangible assets such as customer lists and trademarks, some of which are required to be amortized over relative short periods of time. Excluding the amortization of intangibles related to

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the transaction, we anticipate the acquisition will generate incremental Cash
EPS in excess of $.20/share for fiscal 2003.

We anticipate pre-tax interest expense for the company to be approximately $50 million in fiscal 2003 ..... trending lower in subsequent years as we pay-down the debt. As a point of reference, the incremental free cash flow from Reiman alone should more than cover RDA's projected total debt servicing costs.

Lastly, the transaction has been structured as an asset purchase and as such, virtually all of the goodwill and intangible balances will be afforded favorable tax treatment. Specifically, these intangibles will be amortized over 15 years for tax purposes providing a net present value tax benefit, at our current cost of capital, of approximately $175 million.

SLIDE 28
--------

Turning to our financing plans.....

As discussed at our prior earning's calls, Readers Digest has been realizing improved levels of cash flow during this fiscal year. Despite our earlier share repurchases, we are targeting to end fiscal 2002, pre-acquisition, with a net debt position below $100 million. This positions the company well to leverage-up for the acquisition, which we intend to finance with incremental borrowings.

To finance the acquisition, we have secured a financing commitment for the necessary funds from JPMorgan and Goldman Sachs.

We expect to finance the transaction primarily through bank loans, enabling us to utilize the free cash flows from the combined businesses to aggressively reduce debt levels.

The transaction has been reviewed in depth with both Moody's and S&P, and they will issue their credit ratings shortly.


At this point, we are prepared to answer any questions.

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